Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of Georgia-Pacific Corporation and of certain of its subsidiaries and in the related Prospectuses of our reports dated February 25, 2005, with respect to the consolidated financial statements and schedule of Georgia-Pacific Corporation, Georgia-Pacific Corporation’s management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Georgia-Pacific Corporation, included in this Annual Report (Form 10-K) for the year ended January 1, 2005.

Registration Statement No.	Form	Description
333-48388	S-3	Shelf Registration of $1,500,000,000 aggregate principal amount of debt securities, preferred stock, Georgia-Pacific Corporation – Georgia-Pacific Group Common Stock and Georgia-Pacific Group Rights to Purchase Series B Junior Preferred Stock, Warrants, Stock Purchase Contracts and Stock Purchase Units
333-44112	S-4	Fort James Corporation Exchange Offer
33-52815	S-8	Georgia-Pacific Corporation Hourly 401(K) Savings Plan
33-48331	S-8	Georgia-Pacific Corporation Supplemental Hourly 401(K) Savings Plan
33-59057	S-8	Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan
333-42597	S-8

Georgia-Pacific Corporation 1990 Long-Term Incentive Plan

Georgia-Pacific Corporation 1993 Employee Stock Option Plan

Georgia-Pacific Corporation 1994 Employee Stock Option Plan

Georgia-Pacific Corporation 1995 Shareholder Value Incentive Plan

Georgia-Pacific Corporation/Georgia-Pacific Group 1997 Long-Term Incentive Plan

Georgia-Pacific Corporation/Timber Group 1997 Long-Term Incentive Plan

Georgia-Pacific Corporation Savings and Capital Growth Plan

Georgia-Pacific Corporation Hourly 401(K) Savings Plan

333-93793	S-8	Unisource Worldwide, Inc., Stock Option Plan
333-33816	S-8	Wisconsin Tissue Management, LLC Stock Option Plan
333-36196	S-8	Georgia-Pacific Group 2000 Employee Stock Purchase Plan The Timber Company 2000 Employee Stock Purchase Plan Georgia-Pacific Tissue 2000 Employee Stock Purchase Plan
333-50978	S-8	Fort James 401(K) Plan
333-50980	S-8	Fort James Corporation MIP Bonus Deferral Plan
333-51442	S-8

Fort James Corporation 1996 Stock Incentive Plan

Fort Howard Corporation Management Equity Participation Agreement

Fort Howard Management Equity Plan

Fort Howard Corporation 1995 Stock Incentive Plan

James River Corporation of Virginia 1987 Stock Option Plan

Fort James Corporation Stock Option Plan for Outside Directors

333-58040	S-8	Georgia-Pacific Corporation – Georgia-Pacific Group Canadian Employees Stock Purchase Plan
333-106642	S-8	Georgia-Pacific Corporation Long-Term Incentive Plan

Atlanta, Georgia

February 25, 2005